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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY




                  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Donald C. Orris, Lawrence C. Yarberry and James M. Lurie, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for me, in my name and in the capacity indicated below, the Registration Statement on Form S-1 of Pacer International, Inc. (the "Registrant") filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in all capacities to sign any and all amendments.



   /s/ John J. Hannan
-----------------------
Name: John J. Hannan
Title:  Director
Date:  June 4, 2002